Exhibit (a)(2)

SANFORD C. BERNSTEIN FUND, INC.

ARTICLES OF AMENDMENT

Sanford C. Bernstein Fund, Inc., a Maryland corporation (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended to change the name of a series of Common Stock of the Corporation as follows:

Current Name	Amended Name

Intermediate Duration Portfolio

AB Intermediate Duration Class A Common Stock

AB Intermediate Duration Class Z Common Stock

AB Intermediate Duration Advisor Class Common Stock

Intermediate Duration Class Common Stock

AB Core Bond Portfolio AB Core Bond Class A Common Stock AB Core Bond Class Z Common Stock AB Core Bond Advisor Class Common Stock Core Bond Class Common Stock

SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD: This amendment to the charter of the Corporation will be effective on November 7, 2025, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, AB Sanford C. Bernstein Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Alexander Chaloff, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 14th day of October, 2025. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

SANFORD C. BERNSTEIN FUND, INC. By: /s/ Alexander Chaloff______________ Alexander Chaloff President

ATTEST:

/s/ Stephen J. Laffey

Stephen J. Laffey

Assistant Secretary

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